UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 27, 2006 (July 26, 2006)

BOSTON LIFE SCIENCES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-6533	87-0277826
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

85 Main Street, Hopkinton, Massachusetts	01748
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 497-2360

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.
     On July 26, 2006, Boston Life Sciences, Inc. (the “Company”) entered into a stock option agreement with William Guinness pursuant to which the Company granted to Mr. Guinness a nonstatutory stock option to purchase shares of the Company’s common stock, $.01 par value per share (the “Common Stock”) in connection with his election to the Company’s Board of Directors. Mr. Guinness’ option was granted pursuant to the Company’s 2005 Stock Incentive Plan under the following terms: (i) an option to purchase 15,000 shares of Common Stock with an exercise price equal to the fair market value of the Common Stock, which was the last sales price on July 26, 2006, or $3.80 per share and (ii) immediate vesting as to 1/3 of the shares with the remaining 2/3 of the shares vesting in equal monthly installments over a two year period, subject to Mr. Guinness’ continued service as a director of the Company. The Company’s form of Nonstatutory Stock Option Agreement was filed as Exhibit 10.55 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as amended. The Company’s Non-Employee Director Compensation Summary was filed as Exhibit 10.28 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as amended.
     The Company also entered into an indemnification agreement with Mr. Guinness. Under the indemnification agreement, the Company has agreed to indemnify Mr. Guinness against liabilities that may arise by reason of his status or service as a director. The form of indemnification agreement was filed as Exhibit 10.32 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as amended, and is incorporated herein by reference.
Item 5.02.      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (d) On July 26, 2006, the Company’s Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, voted to elect William Guinness as a new director of the Company, to serve until his successor is elected and qualified. Mr. Guinness will serve as a member of the Audit Committee of the Company’s Board of Directors. Mr. Guinness has been Chairman of Sibir Energy plc, a UK independent oil and gas production company, since March 1999, having previously been a Non-Executive Director of Pentex Energy plc and Pentex Oil plc. Since 1988, Mr. Guinness has been involved with various private venture capital operations, which cover areas as diverse as metal manufacturing, general aviation, and fine art consultancy. Mr. Guinness is also a director of a number of private companies involved in a wide range of commercial activities. Mr. Guinness previously served on the Company’s Board of Directors from June 30, 2003 to September 20, 2003.
     There are no transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which the Company is to be a party, in which the amount involved exceeds $60,000, and in which Mr. Guinness had, or will have, a direct or indirect material interest.
Item 9.01.      Financial Statements and Exhibits.
(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Boston Life Sciences, Inc.
Date: July 27, 2006	By:	/s/ Kenneth L. Rice, Jr.
Kenneth L. Rice, Jr.
Executive Vice President, Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Non-Statutory Stock Option Agreement for the 2005 Stock Incentive Plan (filed as Exhibit 10.55 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as amended, Commission File No. 0-6533) is incorporated herein by reference.

10.2	Non-Employee Director Compensation Summary (filed as Exhibit 10.28 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as amended, Commission File No. 0-6533) is incorporated herein by reference.